UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
February 2, 2007
Date of Report (Date of earliest event reported)
ZIPREALTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
2000 Powell Street, Suite 300
Emeryville, CA 94608
(Address of principal executive offices, including zip code)
(510) 735-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
5.02(b) On February 2, 2007, Jeffrey G. Wagoner, Senior Vice President, Sales, resigned from ZipRealty, Inc. (the “Company”) effective February 16, 2007.
5.02(e) Mr. Wagoner and the Company are negotiating a Consulting and Separation Agreement and Release in connection with his departure. Subject to execution of a definitive agreement: (i) Mr. Wagoner will agree to release the Company and certain related parties, including the Company’s officers, directors and employees, from all claims and liabilities under federal and state laws arising prior to the separation date and will continue to abide by the terms of his Confidentiality Agreement with the Company, and (ii) Mr. Wagoner will continue to be paid at his December 31, 2006 rate for a period of four (4) months following the effective date (as defined in that agreement) and will be available to consult with the Company during such time.
          As previously disclosed in a prior Form 8-K filing, the Committee approved entering into an Employment Agreement with J. Patrick Lashinsky effective January 17, 2007. Mr. Lashinsky will be paid an annual base salary of not less than $300,000, will be entitled to a bonus of up to 40% of his base salary and will be entitled to six months of severance in the event of his termination without cause or his resignation with good reason. A copy of Mr. Lashinsky’s Employment Agreement is filed as Exhibit 10.1 to this report.
          As previously disclosed in a prior Form 8-K filing, Gary M. Beasley, the Company’s former President and Chief Financial Officer, resigned from the Company effective January 5, 2007. On February 2, 2007, Mr. Beasley and the Company entered into a Separation Agreement and Release whereby Mr. Beasley agreed to release the Company and certain related parties, including the Company’s officers, directors and employees, from all claims and liabilities under federal and state laws arising prior to his separation date, and to continue to abide by the terms of his Confidentiality Agreement with the Company. In connection with the agreement, Mr. Beasely has agreed to consult with the Company on various pending litigation matters for a period of 24 months, beginning February 1, 2007, and will receive $10,000 per month for a period of twelve months beginning January 2007, as well as the extension of his post-employment option exercise period through December 31, 2007. A copy of Mr. Beasley’s Separation Agreement and Release is filed as Exhibit 10.2 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed with this report on Form 8-K:
10.1	J. Patrick Lashinsky Employment Agreement

10.2	Gary M. Beasley Separation Agreement and Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation

Dated: February 8, 2007	By:	/s/ David A. Rector

David A. Rector
Senior Vice President, Chief Accounting Officer, and
Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1	J. Patrick Lashinsky Employment Agreement

10.2	Gary M. Beasley Separation Agreement and Release